UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  November 9, 2011

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On November 9, 2011, PriceSmart, Inc. issued a press release regarding its results of operations for its fourth quarter and twelve months ended August 31, 2011 and net warehouse club sales for the month ended October 31, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated November 9, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated November 9, 2011.

PriceSmart Announces Fourth Quarter and
Fiscal Year Results of Operations October Sales

San Diego, CA (November 9, 2011) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2011 which ended on August 31, 2011.

For the fourth quarter of fiscal year 2011, net warehouse club sales were $436.0 million compared to $357.0 million in the fourth quarter of fiscal year 2010.  Total revenue for the fourth quarter was $447.0 million compared to $365.7 million in the prior year.  The Company had 29 warehouse clubs in operation as of the end of fiscal year 2011 compared to 27 warehouse clubs in operation at the end of fiscal year 2010.

Operating income in the fourth quarter of fiscal year 2011 was $18.7 million compared to operating income of $20.1 million in the fourth quarter of fiscal year 2010.

The Company recorded net income attributable to PriceSmart for the fourth quarter of $12.7 million or $0.42 per diluted share compared to net income attributable to PriceSmart of $13.2 million or $0.44 per diluted share in the fourth quarter of fiscal year 2010.

Net warehouse club sales increased 22.7% to $1.68 billion during fiscal year 2011 compared to $1.37 billion in the prior year, and total revenue for fiscal year 2011 increased 22.8% to $1.71 billion from $1.40 billion in fiscal year 2010.  For fiscal year 2011, the Company recorded operating income of $90.9 million and net income attributable to PriceSmart of $61.8 million, or $2.07 per diluted share.  For fiscal year 2010, the Company recorded operating income of $74.9 million and net income attributable to PriceSmart of $49.3 million or $1.65 per diluted share.

The Company will file its Annual Report on Form 10-K for the year ended August 31, 2011 on or before November 14, 2011.

The Company also today announced that for the month of October 2011 net warehouse club sales increased 23.9% to $159.6 million from $128.8 million in October a year earlier. For the two months ended October 31, 2011, net warehouse club sales increased 24.7% to $305.9 million from $245.4 million for the two months ended October 31, 2010.  There were 29 warehouse clubs in operation at the end of October 2011 and 27 warehouse clubs in operation at the end of October 2010.

For the four weeks ended October 30, 2011, comparable warehouse sales for the warehouse clubs open at least 13 1/2 full months increased 18.9%, compared to the same four-week period last year. For the eight-week period ended October 30, 2011, comparable warehouse sales increased 18.9%, compared to the same eight-week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 29 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and Dominican Republic; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Colombia, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 31.9% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the year ended August 31, 2010 filed pursuant to the Securities Exchange Act of 1934 on November 9, 2010.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2011	2010	2011	2010
Revenues:
Net warehouse club sales	$436,016	$357,040	$1,675,247	$1,365,801
Export sales	3,660	1,678	8,831	4,139
Membership income	5,992	5,210	22,817	19,742
Other income	1,742	1,806	7,352	6,209
Total revenues	447,410	365,734	1,714,247	1,395,891
Operating expenses:
Cost of goods sold:
Net warehouse club	371,411	301,501	1,422,332	1,156,374
Export	3,466	1,576	8,372	3,890
Selling, general and administrative:
Warehouse club operations	43,628	34,165	154,819	126,274
General and administrative	9,459	8,332	36,436	33,319
Pre-opening expenses	736	(3)	1,408	1,123
Asset impairment and closure costs (income)	—	18	—	18
Total operating expenses	428,700	345,589	1,623,367	1,320,998
Operating income	18,710	20,145	90,880	74,893
Other income (expense):
Interest income	184	94	852	553
Interest expense	(905)	(864)	(3,916)	(2,723)
Other income (expense), net	8	(237)	1,540	(483)
Total other income (expense)	(713)	(1,007)	(1,524)	(2,653)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	17,997	19,138	89,356	72,240
Provision for income taxes	(5,375)	(5,887)	(27,468)	(22,787)
Income (loss) of unconsolidated affiliates	(7)	(11)	(52)	(22)
Income from continuing operations	12,615	13,240	61,836	49,431
Income (loss) from discontinued operations, net of tax	75	(24)	(86)	16
Net income including noncontrolling interests	$12,690	$13,216	$61,750	$49,447
Net income attributable to noncontrolling interests	—	—	—	(132)
Net income attributable to PriceSmart	$12,690	$13,216	$61,750	$49,315

Net income attributable to PriceSmart:
Income from continuing operations	$12,615	$13,240	$61,836	$49,299
Income (loss) from discontinued operations, net of tax	75	(24)	(86)	16
	$12,690	$13,216	$61,750	$49,315
Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.42	$0.44	$2.07	$1.66
Basic net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.42	$0.44	$2.07	$1.66

Diluted net income per share from continuing operations	$0.42	$0.44	$2.07	$1.65
Diluted net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.42	$0.44	$2.07	$1.65
Shares used in per share computations:
Basic	29,498	29,351	29,441	29,254
Diluted	29,509	29,356	29,450	29,279
Dividends per share	$0.30	$0.25	$0.60	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	August 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$76,817	$73,346
Short-term restricted cash	1,240	1,240
Receivables, net of allowance for doubtful accounts of $5 and $15 as of August 31, 2011 and August 31, 2010, respectively	3,655	2,855
Merchandise inventories	177,232	131,190
Deferred tax assets – current	4,252	3,639
Prepaid expenses and other current assets	29,117	21,879
Assets of discontinued operations	464	692
Total current assets	292,777	234,841
Long-term restricted cash	22,626	5,640
Property and equipment, net	281,111	265,544
Goodwill	37,361	37,471
Deferred tax assets – long term	17,000	16,637
Other assets	5,390	4,341
Investment in unconsolidated affiliates	8,063	8,091
Total Assets	$664,328	$572,565
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$2,259	$3,551
Accounts payable	163,432	124,401
Accrued salaries and benefits	11,681	10,911
Deferred membership income	11,416	9,729
Income taxes payable	7,655	6,615
Other accrued expenses (includes $884,000 and $767,000 as of August 31, 2011 and August 31, 2010, respectively, for the fair value of derivative instruments)	13,440	12,095
Long-term debt, current portion	7,771	7,715
Deferred tax liability – current	533	357
Liabilities of discontinued operations	40	109
Total current liabilities	218,227	175,483
Deferred tax liability – long-term	1,888	1,198
Long-term portion of deferred rent	4,143	3,272
Long-term income taxes payable, net of current portion	3,310	3,564
Long-term debt, net of current portion	60,451	53,005
Other long-term liabilities	471	—
Total liabilities	288,490	236,522
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,695,933 and 30,624,666 shares issued and 29,900,030 and 29,897,909 shares outstanding (net of treasury shares) as of August 31, 2011 and August 31, 2010, respectively.	3	3
Additional paid-in capital	383,549	379,368
Tax benefit from stock-based compensation	5,242	4,490
Accumulated other comprehensive loss	(22,915)	(16,672)
Retained earnings (accumulated deficit)	28,238	(15,578)
Less: treasury stock at cost; 795,903 and 726,757 shares as of August 31, 2011 and August 31, 2010, respectively.	(18,279)	(15,568)
Total equity	375,838	336,043
Total Liabilities and Equity	$664,328	$572,565

See accompanying notes.